Exhibit 99.1

Lexaria Introduces TurboCBD™ Brand of High Absorption Full Spectrum Hemp Oil Capsules

Kelowna, BC / March 22, 2017 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) announces the introduction of the TurboCBD™ brand of technologically enhanced, high absorption full spectrum hemp oil capsules. Lexaria’s TurboCBD™ capsules are specially formulated with the finest American Ginseng and Ginkgo Biloba for support of enhanced focus and memory, and reduced stress and fatigue.

TurboCBD™ capsules utilize Lexaria’s patented absorption technology and are triple tested for purity. They are made without the use of organic solvents and leave no hemp oil aftertaste. They are vegan, gluten-free, sugar-free, nut-free and made in the USA. They will soon be offered for sale through California medical cannabis dispensaries and other select locations as the perfect complement to any cannabis regimen.

Lexaria’s TurboCBD™ capsules are designed to work with the physiology of the human gastrointestinal system where minute quantities of long chain fatty acids like sunflower oil, combined in each serving of TurboCBD™ capsules, are thoroughly and quickly absorbed into the circulatory system for maximum effectiveness. In vitro and human focus study testing has shown increases in CBD absorption using Lexaria’s technology by as much as 5-10 times more than conventional preparations. Those studies also demonstrated rapid onset of action in as little as 15 minutes.

Lexaria intends to showcase its TurboCBD™ capsules at the upcoming 2017 World Medical Marijuana Business Conference & Expo in Pittsburgh on April 21 and 22, which is expected to attract over 8,000 cannabis professionals including 1,200 physicians interested in the sector.

Lexaria is further researching other capsule formulations utilizing its patented absorptiontechnology, each of which would be uniquely formulated to address specific market demands. Testing with Lexaria’s technology has shown equally good improvements in enhancing absorption and rapidity of action when working with THC as shown for CBD, and Lexaria continues to develop and seek opportunities to lever its technology for THC product applications through licensees in the USA, Canada and internationally.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com
FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.